                                                                   EXHIBIT 10.38


                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                            C/O GOLDMAN, SACHS & CO.
                                 85 BROAD STREET
                            NEW YORK, NEW YORK 10004


                                COMMITMENT LETTER


PERSONAL AND CONFIDENTIAL

October 15, 1999

Mr. Kent Kalkwarf
Chief Financial Officer
Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri  63131


Ladies and Gentlemen:

We are pleased to confirm the arrangements under which Goldman Sachs Credit Partners L.P. ("GSCP" or the "ADMINISTRATIVE AGENT") is exclusively authorized by Charter Communications, Inc. ("CHARTER") to act as the sole arranger and sole syndication agent in connection with the bridge loans described herein, and, together with any other entities that become lenders in accordance with the syndication arrangements set forth below (collectively with the Administrative Agent, the "LENDERS"), commits (severally and not jointly) to provide the bridge loans described herein, in each case on the terms and subject to the conditions set forth in this letter, the attached Annex A and Annex B (together, the "COMMITMENT LETTER") and the Fee Letter (as defined below).

We understand that Charter has signed an agreement (the "ACQUISITION AGREEMENT") to acquire (the "ACQUISITION") all of the outstanding partnership interests in Falcon Communications, L.P. (together with its successor by merger, "FALCON") from Falcon Holding Group, L.P. and certain of its affiliates. Furthermore, you have advised us that following the Acquisition, Falcon may require funds on an interim basis, in the form of bridge loans, to repurchase certain of its outstanding bonds pursuant to certain mandatory repurchase offers triggered by the Acquisition. Falcon intends to repay borrowings under these bridge loans through an offering of Debt Securities (as defined) pursuant to the terms of the Engagement Letter referred to below (the "PERMANENT DEBT SECURITIES").

1. Commitment. GSCP is pleased to confirm its commitment (the "COMMITMENT") to provide Falcon $750 million in aggregate principal amount of Senior Increasing Rate Bridge Loans (the "BRIDGE LOANS"), or such lesser amount as Falcon may specify, having the terms set forth on Annex B on the terms and subject to the conditions contained in this Commitment Letter. Each Lender's Commitment is subject to the conditions set forth in this Commitment Letter, including without limitation the conditions precedent set forth in Annex B hereto, and to

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 2

the negotiation, execution and delivery of definitive documentation, including, without limitation, a bridge loan agreement (the "BRIDGE LOAN AGREEMENT"), consistent with the terms of Annex B hereto and satisfactory to each of Falcon, the Lenders and their counsel and the satisfaction of the terms, conditions and covenants contained therein. The terms of this Commitment Letter are intended as an outline of certain of the material terms of the Bridge Loans, but do not include all of the terms, conditions, covenants, representations, warranties, default clauses and other provisions that will be contained in the Bridge Loan Agreement.

2. Fees and Expenses. The fees for these services are set forth in a separate letter (the "FEE LETTER"), entered into by the Lenders and Charter. In addition, pursuant to an engagement letter (the "ENGAGEMENT Letter"), dated as of the date hereof, between Charter and Goldman, Sachs & Co. ("GOLDMAN SACHS"), Charter has offered Goldman Sachs the right to act as sole book-running and sole lead placement agent, sole book-running and sole lead purchaser or sole book-running and sole lead underwriter in connection with the sale of the Permanent Debt Securities.

3. Syndication. The Administrative Agent intends and reserves the right to syndicate the Commitments and/or the Bridge Loans to other Lenders. The Administrative Agent will lead the syndication, including determining the timing of all offers to potential Lenders and the acceptance of commitments, any title of agent or similar designations awarded to Lenders, the amounts offered and the compensation provided to each Lender from the amounts to be paid to the Administrative Agent pursuant to the terms of this Commitment Letter and the Fee Letter. The Administrative Agent will determine the identity of the Lenders and the final commitment allocations subject to the consent of Charter, which will not be unreasonably withheld, and will notify Charter of such determinations. Pursuant to the syndication process described herein, the rights and obligations of each Lender, including the right and obligation to make any Bridge Loan, may (with the consent of the Administrative Agent, in its sole discretion, and subject to the consent of Charter in the case of transfers to non-affiliates, which consent will not be unreasonably withheld) be assigned by such Lender, in whole or in part, to any other bank, financial institution or other investor and upon such assignment, the assignee shall become a Lender hereunder and the assigning Lender will be relieved from all obligations with respect to any Commitment assigned. To ensure an orderly and effective syndication of the Bridge Loans, you agree that, from the closing of the Acquisition until the later of the termination of the syndication as determined by the Administrative Agent and 90 days following the date of initial funding under the Bridge Loans, Charter will not permit Falcon or any of its subsidiaries to, and Falcon will not, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt or preferred equity security (other than the Bridge Loans), including any renewals or refinancings of any existing debt facility or debt or preferred equity security, without the prior written consent of the Administrative Agent. You also agree that the Administrative Agent shall be entitled, but not obligated, after consultation with you, to change the terms, conditions, pricing and/or structure of the Bridge Loans if the Administrative Agent determines in its discretion that such changes are advisable to insure the successful syndication of all of the Bridge Loans; provided that the total amount of the Bridge Loans remains unchanged. The Lenders acknowledge that neither Charter nor Falcon has any obligation to utilize the financing offered hereby and can terminate this Commitment Letter at

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 3

any time.

4. Cooperation. Charter agrees to cooperate, and to cause Falcon and its affiliates to cooperate, with the Administrative Agent in connection with (i) the preparation of an information package regarding the business, operations and prospects of Falcon including, without limitation, the delivery of all information relating to the transactions contemplated hereunder and all other information deemed reasonably necessary by the Administrative Agent to complete the syndication of the Commitment and/or Bridge Loans and (ii) the presentation of such information package in lender meetings and other communications with prospective Lenders in connection with the syndication of the Bridge Loans. Charter agrees to make its representatives and senior management and the representatives and senior management of Falcon reasonably available to meet with prospective Lenders and rating agencies and to make customary "road show" presentations at such locations as the Administrative Agent may reasonably suggest. Charter and Falcon shall be solely responsible for the contents of any such information package and presentation (other than information concerning GSCP and the syndication process by GSCP) and acknowledge that the Administrative Agent will be using and relying upon the information contained in such information package and presentation without independent verification thereof. In addition, Charter and Falcon represent and covenant that all information provided by Charter and Falcon or its agents to the Administrative Agent in connection with the transactions contemplated hereunder is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Charter and Falcon agree to supplement such information from time to time until the Closing Date (as defined in Annex B) and, if requested by the Administrative Agent in writing, for a reasonable period thereafter (not to exceed six months) necessary to complete the syndication of the Bridge Loans, so that the representations and covenants contained in the preceding sentence remain correct.

5. Annex A. In connection with arrangements such as this, it is our policy to receive indemnification. Charter and Falcon agree to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this Commitment Letter.

6. Confidentiality. Please note that this Commitment Letter, the Fee Letter and any written or oral advice provided by the Lenders in connection with this arrangement is exclusively for the information of the Board of Directors of Charter and Falcon and may not be disclosed to any other party or circulated or referred to publicly without the Lenders' prior written consent, except, after providing written notice to the Administrative Agent, pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee. In addition, we hereby consent to your disclosure of such advice to your officers, directors, agents and advisors who are directly involved in the consideration of the Bridge Loans to the extent such persons are obligated to hold such advice in confidence and to the filing of this Commitment Letter with the SEC and the description of this Commitment Letter in any SEC filing.

7. Company to Become a Party. Charter agrees to cause Falcon to become jointly and

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 4

severally liable for the obligations and liabilities of Charter under this Commitment Letter (including Annex A and Annex B) upon the consummation of the Acquisition. The obligations and liabilities of Charter under Annex A to this Commitment Letter and pursuant to Section 1 of the Fee Letter shall terminate when the Acquisition has been consummated and Falcon has expressly assumed such obligations and liabilities.

8. Additional Matters. Except as provided in Section 7 above, you may not assign any of your rights or be relieved of any of your obligations hereunder without the prior written consent of each of the Lenders. As you know, each of Goldman Sachs and GSCP is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of Charter, Falcon, and their subsidiaries and other companies that may be the subject of this arrangement. In addition, the Administrative Agent may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning Charter, Falcon, and their subsidiaries and other companies that may be the subject of this arrangement. Nothing in this Commitment Letter shall be construed to render this Commitment an "investment" of West Street Fund I, L.L.C. under the terms of the ERISA "Plan Assets" regulation.

The Lenders' commitment hereunder shall terminate 120 days from the date hereof unless the closing of the Bridge Loans, on the terms and subject to the conditions contained herein, shall have been consummated.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 5

Please confirm that the foregoing is in accordance with your understanding by signing and returning to GSCP the enclosed copies of this Commitment Letter, together, if not previously executed and delivered, with the Fee Letter on or before the close of business, on October 22, 1999, whereupon this Commitment Letter and the Fee Letter shall become binding agreements between us. If not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date. We look forward to working with you on this transaction.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS L.P.


By:
         Authorized Signatory          GOLDMAN SACHS CREDIT PARTNERS L.P.


                                       Confirmed as of the date above:


                                       CHARTER COMMUNICATIONS, INC.


                                       By: /s/ Kent D. Kalkwarf
                                          -------------------------------
                                          Name: Kent D. Kalkwarf
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

The undersigned agrees to be bound by the terms and conditions of this Commitment Letter as if it were an original addressee hereof:

CCVII, L.L.C., the successor by merger to FALCON COMMUNICATIONS, L.P.


By: Kent D. Kalkwarf
    -----------------------------------
    Name: Kent D. Kalkwarf
    Title: Senior Vice President and
           Chief Financial Officer

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 6

                                     ANNEX A


In the event that any of the Lenders or the Administrative Agent (each, an "INDEMNIFIED PARTY") becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of Charter in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter or the Fee Letter (together, the "LETTERS"), Charter periodically will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, however, that if it is found in any such action, proceeding or investigation that any loss, claim, damage, or liability of an Indemnified Party has resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Party in performing the services that are the subject of this letter, such Indemnified Party will repay such portion of the reimbursed amounts that are attributable to expenses incurred in relation to the act or omission of such Indemnified Party that is the subject of such finding. Charter also will indemnify and hold each Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in the Letters except to the extent that any such loss, claim, damage or liability results from the gross negligence, willful misconduct or bad faith of such Indemnified Party in performing the services that are the subject of the Letters. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then Charter shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of Charter and its stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated by the Letters as well as the relative fault of Charter, on the one hand, and such Indemnified Party, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of Charter under this paragraph shall be in addition to any liability which Charter may otherwise have, shall extend upon the same terms and conditions to any affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Indemnified Party and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Charter, such Indemnified Party, any such affiliate and any such person. Charter also agrees that neither any Indemnified Party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to Charter, any person asserting claims on behalf of or in right of Charter, or any other person in connection with or as a result of either this arrangement or any matter referred to in the Letters except to the extent that any losses, claims, damages, liabilities or expenses incurred by Charter, result from the gross negligence, willful misconduct or bad faith of such Indemnified Party in performing the services that are the subject of the Letters; provided, however, that in no event shall such Indemnified Party or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of such Indemnified Party's or such other parties' activities related to the Bridge Loans. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF EITHER THIS ARRANGEMENT OR ANY MATTER REFERRED TO IN THE LETTERS IS HEREBY WAIVED BY THE PARTIES HERETO. THE PROVISIONS OF THIS ANNEX A SHALL SURVIVE ANY TERMINATION OR

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 7


COMPLETION OF THE ARRANGEMENT PROVIDED BY THE LETTERS, AND THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 8

                                     ANNEX B

                           FALCON HOLDING GROUP, L.P.

                 SUMMARY OF TERMS AND CONDITIONS OF BRIDGE LOANS

This Summary of Terms and Conditions outlines certain terms of the Bridge Loans and the Bridge Loan Agreement referred to in the Commitment Letter, of which this Annex B is a part. Certain capitalized terms used herein are defined in the Commitment Letter.

           BORROWER CCVII, L.L.C. as the successor by merger to Falcon Communications, L.P. ("FALCON" or the "COMPANY").

           LOANS $750 million in aggregate principal amount of Senior Increasing Rate Loans (the "BRIDGE LOANS").

           MATURITY One year from the date of the making of the Bridge Loans (the "MATURITY DATE"). If, upon the Maturity Date, any Bridge Loan has not been previously repaid in full, and provided no "CONVERSION DEFAULT" (as defined below) has occurred and is continuing, such Bridge Loan shall be automatically converted into a Term Loan (each A "TERM LOAN") due on the nine-year anniversary of the Maturity Date. At any time on or after the Maturity Date, at the option of the applicable Lender, the Term Loans may be exchanged in whole or in part for Senior Exchange Notes due on the nine-year anniversary of the Maturity Date (the "EXCHANGE NOTES") having an equal principal amount. The initial date of issuance of the Bridge Loans is hereinafter referred to as the "CLOSING DATE."


                                    "CONVERSION DEFAULT" shall mean any material default under the Bridge Loan Agreement, any payment default under the Credit Facility (the "CREDIT FACILITY") of Falcon Cable Communications LLC, a wholly owned subsidiary of Falcon, or any other material indebtedness, a bankruptcy default (as defined) or any default under the Engagement Letter or the Fee Letter.

                                    The Term Loans will be governed by the
                                    provisions of the Bridge Loan Agreement and will have the same terms as the Bridge Loans except as expressly set forth on Exhibit 1 to this Annex B. The Exchange Notes will be issued pursuant to an Indenture that will have the terms set forth on Exhibit 1 to this Annex B.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 9

           INTEREST The Bridge Loans will initially bear interest at a rate per annum equal to (a) the one-month London interbank offered rate, adjusted for actual reserve costs calculated on the basis of the actual number of days elapsed in a year of 360 days, plus (b) a spread (the "SPREAD") of 400 basis points. If the Bridge Loans are not repaid in whole within three months following the Closing Date, the Spread will increase by 25 basis points at the end of such three-month period and will increase by an additional 25 basis points at the end of each three-month period thereafter. Notwithstanding the foregoing, at no time will the interest rate in effect on the Bridge Loans be less than 9% per annum or exceed 15% per annum and to the extent that the interest payable on the Bridge Loans on any interest payment date on or prior to the Maturity Date is at a rate that exceeds 13% per annum, the Company will have the option to pay such excess interest by capitalizing it to principal on the Bridge Loans.

                                    Notwithstanding the foregoing, after the occurrence and during the continuance of a Default or an Event of Default, interest will accrue on the Bridge Loans at the then-applicable rate plus 200 basis points per annum.

                                    Interest will be payable at the end of each interest period in arrears and on the date of any prepayment of the Bridge Loans.

           MANDATORY
           REPAYMENT                The net proceeds from (i) any direct or
                                    indirect public offering or private
                                    placement of any debt or equity securities by the Company or any subsidiary of the Company, (ii) any future bank borrowings other than under the Credit Facility as in effect on the Closing Date and (iii) any future asset sales (subject to certain ordinary course exceptions and other exceptions to be agreed) by the Company or any subsidiary of the Company will be used to redeem the Bridge Loans in each case at 100% of the principal amount of the Bridge
                                    Loans redeemed plus accrued interest to the date of the redemption subject, in the case of clauses (ii) and (iii) only, to the required prepayment of any amounts outstanding under the Credit Facility.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 10

           CHANGE OF
           CONTROL Each holder of Bridge Loans will be entitled to require the Company, and the Company must offer, to repay the Bridge Loans held by such holder at a price of 101% of principal amount, plus accrued interest, upon the occurrence of a Change of Control (as defined) of the Company or Charter, subject to the optional redemption provisions described below.

           OPTIONAL
           REPAYMENT                The Bridge Loans may be prepaid, in whole or
                                    in part, at the option of the Company at any time upon three business days' written notice at a price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption.

           PAYMENTS Payments by the Company will be made by wire transfer of immediately available funds.

           TRANSFERABILITY AND
           PARTICIPATIONS           Each of the Lenders will be free (with the
                                    consent of the Administrative Agent, in its sole discretion) to sell or transfer all or any part of or any participation in any of the Bridge Loans to any third party and to pledge any or all of the Bridge Loans to any commercial bank or other institutional lender, to the extent permitted by law.

           MODIFICATION OF
           THE BRIDGE LOANS         Modification of the Bridge Loans may be made
                                    with the consent of Lenders holding greater than 50% of the Bridge Loans then outstanding, except that no modification or change may extend the maturity of any Bridge
                                    Loan or time of payment of interest of any Bridge Loan, reduce the rate of interest or the principal amount of any Bridge Loan, alter the redemption provisions of any Bridge Loan or reduce the percentage of holders necessary to modify or change the Bridge Loans without the consent of Lenders holding 100% of the Bridge Loans affected thereby.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 11

           COST AND
           YIELD PROTECTION         The Lenders will receive cost and yield
                                    protection customary for facilities and
                                    transactions of this type, including, but not limited to, LIBOR break funding costs, taxes (including but not limited to gross-up provisions for withholding taxes imposed by the United States or any State thereof as a result of a change in law, and income taxes associated with all gross-up payments), changes in capital requirements, guidelines or policies or their interpretation or application, illegality, change in circumstances, reserves and other provisions deemed necessary by the Lenders to provide customary protection for U.S. and non-U.S.
                                    financial institutions.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 12

           CONDITIONS
           PRECEDENT                The several obligations of the Lenders to
                                    make, or cause one of their respective
                                    affiliates to make, the Bridge Loans will be subject to closing conditions deemed appropriate by the Lenders for financings of this kind generally and for this transaction in particular, including, without limitation, the following closing conditions:

                                    1.       Concurrent Transactions. The
                                             Acquisition shall have been
                                             consummated and Falcon shall have
                                             become a wholly owned subsidiary of
                                             Charter. There shall not exist any
                                             default or event of default under
                                             the Credit Facility, the Bridge
                                             Loans, the Bridge Loan Agreement or
                                             any of the other Loan Documents, or
                                             under other material Indebtedness
                                             of the Company or its subsidiaries.
                                             Charter shall have completed its
                                             initial public offering and
                                             obtained at least $2.5 billion of
                                             net proceeds therefrom.

                                    2.       Due Diligence. Each of the Lenders
                                             shall have conducted a due
                                             diligence review in form, scope and
                                             substance satisfactory to each of
                                             the Lenders and shall be satisfied
                                             with the results thereof. Such
                                             review may include but may not be
                                             limited to an examination of (i)
                                             the capitalization, corporate and
                                             ownership structure of the Company
                                             before and after giving effect to
                                             the Acquisition, (ii) accounting,
                                             legal, regulatory, tax, labor,
                                             insurance, pension and
                                             environmental liabilities, actual
                                             or contingent (which, at the
                                             request of the Lenders, shall
                                             include an environmental audit
                                             satisfactory to the Lenders and
                                             their counsel), (iii) material
                                             contracts, leases and debt
                                             agreements and (iv) the general
                                             business, operations, financial
                                             condition, management, prospects
                                             and value of the Company.

                                             The Lenders shall not have become
                                             aware of any information relating
                                             to conditions or events not
                                             previously described to the Lenders
                                             or constituting new information or
                                             additional developments concerning
                                             conditions or events previously
                                             disclosed to the Lenders which
                                             they, in their judgment, believe
                                             may have a material adverse effect
                                             on the condition (financial or
                                             otherwise), assets, liabilities
                                             (contingent or otherwise),
                                             properties, solvency, business,
                                             management or prospects of Charter.

                                    3.       Absence of Certain Changes. No
                                             material change in the capital
                                             stock or long-term debt of the

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 13

                                             Company and its subsidiaries or any
                                             material adverse change, or any
                                             development involving a prospective
                                             material adverse change, in or
                                             affecting the general affairs,
                                             management, financial position,
                                             stockholders' equity, results of
                                             operations or prospects of the
                                             Company or Charter, shall have
                                             occurred since June 30, 1999 (the
                                             date of the most recent financial
                                             statements that have been delivered
                                             to the Lenders as of the date
                                             hereof) and no material inaccuracy
                                             in such financial statements shall
                                             exist. The Company or Charter shall
                                             have no material liabilities except
                                             those set forth on the balance
                                             sheet dated June 30, 1999 and those
                                             incurred in the ordinary course of
                                             business since such date in amounts
                                             that are consistent with past
                                             practice. On or after the date
                                             hereof (i) no downgrading shall
                                             have occurred in the rating
                                             accorded the Company's or Charter's
                                             debt securities by any "nationally
                                             recognized statistical rating
                                             organization," as that term is
                                             defined by the Securities and
                                             Exchange Commission for purposes of
                                             Rule 436(g)(2) under the Act, and
                                             (ii) no such organization shall
                                             have publicly announced that it has
                                             under surveillance or review, with
                                             possible negative implications, its
                                             rating of any of the Company's or
                                             Charter's debt securities.

                                    4.       Documentation, Legal Matters, etc.
                                             The Bridge Loan Agreement and the
                                             other definitive documentation
                                             evidencing the Bridge Loans shall
                                             be prepared by counsel to the
                                             Administrative Agent and shall be
                                             in form and substance reasonably
                                             satisfactory to the Lenders and the
                                             Company. All other matters relating
                                             to the Acquisition, the Bridge Loan
                                             Agreement, the Credit Facility and
                                             the transactions contemplated
                                             thereby shall be reasonably
                                             satisfactory to the Company and the
                                             Lenders in all respects and the
                                             Lenders shall have received such
                                             additional certificates, legal and
                                             other opinions, including a
                                             third-party opinion with respect to
                                             the solvency of the Company, in
                                             form and substance reasonably
                                             satisfactory to each of the Lenders
                                             and their counsel, and such other
                                             documentation as they shall
                                             request.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 14

                                    5.       Market Disruption. There shall not
                                             have occurred any disruption or
                                             adverse change, as determined by
                                             Goldman, Sachs & Co. in its sole
                                             discretion, in the financial or
                                             capital markets generally, or in
                                             the markets for bridge loan
                                             syndication, high yield debt or
                                             equity securities in particular or
                                             affecting the syndication or
                                             funding of bridge loans (or the
                                             refinancing thereof) that may have
                                             a material adverse impact on the
                                             ability to sell or place the
                                             Permanent Debt Securities or to
                                             syndicate the Bridge Loans.

                                    6.       Financial Statements. At least 10
                                             days prior to the Closing Date,
                                             each of the Lenders shall have
                                             received audited financial
                                             statements for the three-year
                                             period immediately preceding the
                                             Acquisition and any appropriate
                                             unaudited financial statements for
                                             any interim period or periods of
                                             the Company and all other recent,
                                             probable or pending acquisitions
                                             (including pro forma financial
                                             statements), all meeting the
                                             requirements of Regulation S-X for
                                             Form S-1 registration statements
                                             and all such financial statements
                                             shall be satisfactory in form and
                                             substance to each of the Lenders.
                                             Such financial statements shall
                                             show actual consolidated operating
                                             cash flow of the Company
                                             (calculated in accordance with
                                             Regulation S-X and including only
                                             those adjustments that the
                                             Administrative Agent agrees are
                                             appropriate) for the three-month
                                             period ended September 30, 1999 and
                                             for the latest three-month period
                                             for which statements are available,
                                             of not less than $48.5 million.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 15

                                    7.       Approvals and Consents. All
                                             governmental, shareholder and
                                             third-party approvals and consents
                                             necessary or desirable in
                                             connection with the Acquisition and
                                             the financing thereof shall have
                                             been received and shall be in full
                                             force and effect, and all
                                             applicable waiting periods shall
                                             have expired without any action
                                             being taken by any applicable
                                             authority.

                                    8.       Litigation, etc.. There shall not
                                             exist any action, suit,
                                             investigation, litigation or
                                             proceeding pending or threatened in
                                             any court or before any arbitrator
                                             or governmental authority that, in
                                             the opinion of the Lenders, affects
                                             the Acquisition, the financing
                                             thereof or any of the other
                                             transactions contemplated hereby,
                                             or that could have a material
                                             adverse effect on the Company,
                                             Charter, the Acquisition, the
                                             financing thereof, or any of the
                                             transactions contemplated hereby.

                                    9.       Availability under Credit Facility.
                                             After giving effect to the
                                             consummation of the Acquisition,
                                             the Company shall have adequate
                                             availability under the Credit
                                             Facility, in the sole judgment of
                                             the Administrative Agent.

                                    10.      Payment of Fees and Expenses. All
                                             fees and expenses due to the
                                             Lenders, GSCP, Goldman Sachs or the
                                             Administrative Agent on or before
                                             the closing date in connection with
                                             the Bridge Loans, pursuant to the
                                             Commitment Letter, the Fee Letter,
                                             the Engagement Letter or otherwise
                                             shall have been paid in full.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 16

           COVENANTS                The Bridge Loan Agreement will contain such
                                    covenants by the Company (with respect to the Company and its subsidiaries) as are usual and customary for financings of this kind or as otherwise deemed appropriate by the Lenders for this transaction in particular (in their sole discretion), based upon the covenants in the Credit Facility, together with such special rights as may be required to comply with the ERISA "Plan
                                    Assets" regulation.

           EVENTS OF
           DEFAULT The Bridge Loan Agreement will include such events of default (and, as appropriate, grace periods) as are usual and customary for financings of this kind or as otherwise deemed appropriate by the Lenders for this transaction in particular (in their sole discretion), based upon the events of default in the Credit Facility.


           REPRESENTATIONS AND
           WARRANTIES               The Bridge Loan Agreement will contain such
                                    representations and warranties by the
                                    Company (with respect to the Company and its subsidiaries) as are usual and customary for financings of this kind or as are otherwise deemed appropriate by each of the Lenders for this transaction in particular (in their sole discretion).

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 17


           TAXES, RESERVE
           REQUIREMENTS AND
           INDEMNITIES              The Bridge Loan Agreement will provide that
                                    all payments will be made free and clear of any taxes (other than franchise taxes and taxes on overall net income), imposts, assessments, withholdings or other deductions whatsoever assessed by the United
                                    States or any State thereof and resulting from a change in law. Foreign Lenders will be required to furnish to the Administrative
                                    Agent appropriate certificates or other
                                    evidence of exemption from U.S. federal tax withholding.

                                    The Company will indemnify the Lenders
                                    against all increased costs of capital
                                    resulting from reserve requirements or
                                    otherwise imposed, in each case subject to customary increased costs, capital adequacy and similar provisions to the extent not taken into account in the calculation of the LIBOR Rate.

           INDEMNITY                The Bridge Loan Agreement will contain
                                    customary and appropriate provisions
                                    relating to indemnity and related matters in a form reasonably satisfactory to the Administrative Agent and the Lenders and acceptable to the Company.

           GOVERNING LAW AND
           JURISDICTION             The Bridge Loan Agreement will provide that
                                    the Company will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of New York and will waive any right to trial by jury. New
                                    York law will govern the Loan Documents.

The foregoing is intended to summarize certain basic terms of the Bridge Loans. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Bridge Loans.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 18


                              EXHIBIT 1 TO ANNEX B

        SUMMARY OF TERMS AND CONDITIONS OF TERM LOANS AND EXCHANGE NOTES

Capitalized terms used herein have the meanings assigned to them in the Summary of Terms and Conditions of Bridge Loans to which this Exhibit 1 is attached.

                                   TERM LOANS

On the Maturity Date, so long as no Conversion Default has occurred and is continuing, the outstanding Bridge Loans will be automatically converted into Term Loans. The Term Loans will be governed by the provisions of the Bridge Loan Agreement and, except as expressly set forth below, will have the same terms as the Bridge Loans.

           MATURITY The Term Loans will mature on the ninth anniversary of the Maturity Date.

           INTEREST RATE            The Term Loans will bear interest at a rate
                                    per annum equal to (a) the three-month
                                    London interbank offered rate, adjusted for reserves calculated on the basis of the actual number of days elapsed in a year of 360 days, plus (b) the Conversion Spread (as defined below). Notwithstanding the foregoing, at no time will the interest rate in effect on the Term Loans exceed 15% per annum and to the extent that the interest payable on the Term Loans on any interest payment date is at a rate that exceeds 13% per annum, the Company will have the option to pay such excess interest by capitalizing it to principal on the Term Loans.

                                    "Conversion Spread" with respect to any Term
                                    Loans shall mean 500 basis points during the three-month period commencing on the Maturity Date and shall increase by 50 basis points per annum at the beginning of each subsequent three-month period.

                                    Notwithstanding the foregoing, after the occurrence and during the continuance of a Default or an Event of Default, interest will accrue on the Term Loans at the then-applicable rate plus 200 basis points per annum. Interest will be payable in arrears at the end of each fiscal quarter of the Company and on the maturity date of the Term Loans.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 19

                                 EXCHANGE NOTES

At any time on or after the Maturity Date, upon five or more business days prior notice, the Term Loans may, at the option of a Lender, be exchanged for a principal amount of Exchange Notes equal to 100% of the aggregate principal amount of the Term Loan so exchanged (plus any accrued interest thereon not required to be paid in cash) in connection with a transfer of Exchange Notes to an unaffiliated third party. No Exchange Notes will be issued until the Company receives requests to issue at least $25.0 million in aggregate principal amount of Exchange Notes. The Company will issue Exchange Notes under an indenture which complies with the Trust Indenture Act of 1939, as amended (the "INDENTURE"). The Company will appoint a trustee reasonably acceptable to the holders of the Exchange Notes. The Indenture will be fully executed and delivered on the Closing Date and the Exchange Notes will be fully executed and deposited into escrow on the Closing Date.

           MATURITY The Exchange Notes will mature on the ninth anniversary of the Maturity Date.

           INTEREST RATE            Each Exchange Note will bear interest at a
                                    fixed rate equal to the greater of (x) the interest rate on the Term Loans on the date exchanged or (y) if Falcon continues to be a wholly-owned subsidiary of Charter, the bid side yield on Charter's currently outstanding 8.625% Senior Notes due 2009
                                    (the "CHARTER NOTES"), on the date prior to the date of issuance of the Exchange Notes, plus, in the case of each of clause (x) and
                                    (y), 50 basis points; provided that in no event will the interest rate in effect on the Exchange Notes exceed 15% per annum and to the extent that the interest payable on the Exchange Notes exceeds 13% per annum the Company will have the option to pay such excess interest by issuing additional
                                    Exchange Notes.

           OPTIONAL
           REDEMPTION               Exchange Notes will be non-callable until
                                    the fifth anniversary of the Closing Date.
                                    Thereafter, each Exchange Note will be
                                    callable at par plus accrued interest plus a premium equal to one half of the coupon on such Exchange Note, which premium shall decline ratably on each yearly anniversary of the Closing Date to zero on the date that is two years prior to the maturity of the Exchange Notes.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 20


           DEFEASANCE
           PROVISIONS OF
           EXCHANGE NOTES           Customary.

           MODIFICATION             Customary.

           REGISTRATION
           RIGHTS The Company will file within 300 days after the Closing Date and will use all commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Notes (a "SHELF REGISTRATION STATEMENT"). If a Shelf Registration Statement is filed, the Company will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of the Exchange Notes. If within 90 days from the Maturity Date (the "EFFECTIVENESS DATE") a Shelf Registration Statement for the Exchange Notes has not been declared effective because the Company has failed to use its best efforts to become effective, then the Company will pay liquidated damages in the form of increased interest of 50 basis points per annum on the principal amount of Exchange Notes and Term Loans outstanding to holders of such Exchange Notes and Term Loans who are unable freely to transfer Exchange Notes from and including the 91st day after the Maturity Date to but excluding the effective date of such Shelf Registration Statement. On the 90th day after the Effectiveness Date, the liquidated damages shall increase by 50 basis points per annum, and on each 90 day anniversary of the Effectiveness Date thereafter, shall increase by 50 basis points per annum, to a maximum increase in interest of 100 basis points (such damages to be payable by capitalizing principal on Term Loans or in the form of additional Bridge Loans or Exchange Notes, as applicable, if the interest rate thereon exceeds 13%). The Company will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for sales thereunder. All accrued liquidated damages will be paid on each quarterly interest payment date.

CHARTER COMMUNICATIONS, INC.
OCTOBER 15, 1999
Page 21


           COVENANTS                The indenture relating to the Exchange Notes
                                    will include covenants that are
                                    substantially similar to those contained in the indenture governing the Charter Notes, but more restrictive in certain limited respects.

           EVENTS OF DEFAULT        The indenture relating to the Exchange Notes
                                    will provide for Events of Default similar to those contained in the indenture governing the Charter Notes.

           COUNSEL FOR
           THE LENDERS              Latham & Watkins.


The foregoing is intended to summarize certain basic terms of the Term Loans and Exchange Notes. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Term Loans and Exchange Notes.